EXHIBIT 21.2

Ashford Hospitality Prime, Inc.
Special Purpose Entities List

Ashford Philadelphia Annex GP LLC
Ashford Philadelphia Annex LP
Ashford Plano-M LP
Ashford San Francisco II LP
Ashford Seattle Downtown LP
Ashford Seattle Waterfront LP
Ashford Tampa International Hotel Partnership, LP
CHH Capital Hotel Partners LP
CHH Torrey Pines Hotel Partners LP
Ashford Sapphire III GP LLC
Ashford Sapphire VII GP LLC
Ashford TRS Philadelphia Annex LLC
Ashford TRS Sapphire III LLC
Ashford TRS Sapphire VII LLC
CHH Capital Tenant Corp.
CHH Torrey Pines Tenant Corp.
CHH Capital Hotel GP LLC
CHH Torrey Pines Hotel GP LLC
Ashford Chicago LP
Ashford Chicago GP LLC
Ashford TRS Chicago II LLC
Ashford Pier House LP
Ashford Pier House GP LLC
Ashford TRS Pier House LLC
Ashford Pier House Mezz B LLC
Ashford Pier House Mezz A LLC
Ashford TRS Pier House Mezz B LLC
Ashford TRS Pier House Mezz A LLC